UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2016

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02.	Election of Director

On September 20, 2016, the Board of Directors of The First of Long Island Corporation (the “Company”) elected John J. Desmond to the Board of Directors of the Company and its wholly owned subsidiary, The First National Bank of Long Island. Mr. Desmond has over 40 years of experience in the public accounting industry, including as the Partner-in-Charge of the Long Island office of Grant Thornton LLP from 1988 through his retirement from the firm in 2015. Mr. Desmond’s service on the boards is effective October 1, 2016. No determination has been made at this time as to Mr. Desmond’s service on Board committees. A press release relating to the election of Mr. Desmond is attached as an exhibit to the Current Report on Form 8-K.

Item 9.01.	Exhibit

Exhibit 99.1.	Press Release Announcing the Election of John J. Desmond to The Board of Directors of The First of Long Island Corporation and The First National Bank of Long Island

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation
(Registrant)

Date: September 22, 2016	By: /s/ William Aprigliano
William Aprigliano
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)